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                                                                  EXHIBIT 3.1(c)


                            Certificate of Ownership
                                     Merging
                               THE NATHAN COMPANY
                                      Into
                             THE TIMBERLAND COMPANY
      (Pursuant to Section 253 of the General Corporation Law of Delaware)


The Timberland Company, a corporation incorporated on the 20th day of December, 1978, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of The Nathan Company, a corporation organized under the laws of the State of Delaware, and this corporation, by a resolution of all of the directors consented to in writing and dated July 27, 1987, determined to and did merge into itself said The Nathan Company, which resolution is in the following words to wit:

         WHEREAS this corporation owns all the outstanding stock of The Nathan Company, a corporation organized and existing under the laws of the State of Delaware ("Nathan"); and

         WHEREAS this corporation desires to merge Nathan into itself and to be possessed of all the estate, property, rights, privileges and franchises of Nathan;

         NOW, THEREFORE, be it

         RESOLVED, that this corporation merge Nathan into itself, and it does hereby merge Nathan into itself, and assumes all of its liabilities and obligations, and

         FURTHER RESOLVED, that the president or a vice-president, and the secretary, assistant secretary or treasurer of this corporation be and they are hereby authorized and directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution to merge Nathan into itself and to assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or desirable to effect said merger, in every case the taking of such acts to be deemed conclusively authorized by this resolution; and
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         FURTHER RESOLVED, that this merger shall be effective on July 31, 1987.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, this 29th day of July, A.D. 1987.


                                             THE TIMBERLAND COMPANY


                                             By: /s/ Sidney W. Swartz
                                                 --------------------
                                                 Sidney Swartz, President




Attest:

/s/ John E. Beard
-----------------
John E. Beard, Secretary